Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER
                             OF SVI SOLUTIONS, INC.,
                             A DELAWARE CORPORATION,
                                       AND
                               SVI HOLDINGS, INC.,
                              A NEVADA CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER dated as of February 20, 2001 (the "Agreement") is between SVI Solutions Inc., a Delaware corporation ("SVI Delaware"), and SVI Holdings, Inc., a Nevada corporation ("SVI Nevada"). SVI Delaware and SVI Nevada are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         A. SVI Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 105,000,000 shares, $0.0001 par value, of which 100,000,000 shares are designated "Common Stock," and 5,000,000 shares are designated "Preferred Stock." The Preferred Stock of SVI Delaware is undesignated as to series, rights, preferences, privileges or restrictions. As of February ___, 2001, 100 shares of Common Stock were issued and outstanding, all of which are held by SVI Nevada, and no shares of Preferred Stock were issued and outstanding.

         B. SVI Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 55,000,000 shares, $0.0001 par value, of which 50,000,000 are designated "Common Stock," and 5,000,000 shares are designated "Preferred Stock." As of January 31, 2001, 36,718,434 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

         C. The Board of Directors of SVI Nevada has determined that, for the purpose of effecting the reincorporation of SVI Nevada in the State of Delaware, it is advisable and in the best interests of SVI Nevada and its shareholders that SVI Nevada merge with and into SVI Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors of SVI Delaware and SVI Nevada have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective shareholders and executed by the undersigned officers.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, SVI Delaware and SVI Nevada hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

         I.  MERGER

         1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Nevada Corporation Law, SVI Nevada shall be merged with and into SVI Delaware (the "Merger"), the separate existence of SVI Nevada shall cease and SVI Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and SVI Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be SVI Solutions, Inc.

         1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

         (a) This Agreement and the Merger shall have been adopted and approved by the shareholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Nevada Corporation Law;

         (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

         (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

         (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Nevada Corporation Law shall have been filed with the Secretary of State of the State of Nevada.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of SVI Nevada shall cease and SVI Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger,
(ii) shall be subject to all actions previously taken by its and SVI Nevada's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of SVI Nevada in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of SVI Nevada in the same manner as if SVI Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Nevada General Corporation Law.

         II.  CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 CERTIFICATE OF INCORPORATION. The Restated Certificate of Incorporation of SVI Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 BYLAWS. The Restated Bylaws of SVI Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 DIRECTORS AND OFFICERS. The directors and officers of SVI Nevada immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

         III.  MANNER OF CONVERSION OF STOCK

         3.1 SVI NEVADA COMMON STOCK. Upon the Effective Date of the Merger, each share of SVI Nevada Common Stock, $0.0001 par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $0.0001 par value, of the Surviving Corporation.

         3.2 SVI NEVADA PREFERRED STOCK. Upon the Effective Date of the Merger, each share of SVI Nevada Preferred Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and non-assessable share of Preferred Stock of the Surviving Corporation, of the same series and with the same relative rights, preferences and limitations as the SVI Nevada Preferred Stock so converted. If required by the Delaware General Corporation Law, the Surviving Corporation shall file a certificate of designation with the Secretary of State of Delaware upon the Effective Date of the Merger to reflect the relative rights, preferences and limitations of the Preferred Stock of the Surviving Corporation so issued.

         3.3 SVI NEVADA OPTIONS AND STOCK PURCHASE RIGHTS. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans (including without limitation the Incentive Stock Option Plan and the 1998 Incentive Stock Plan) and all other employee benefit plans (including without limitation the 401(k) Plan) of SVI Nevada. Each outstanding and unexercised option or other right to purchase or security convertible into SVI Nevada Common Stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of SVI Nevada Common Stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such SVI Nevada option, stock purchase right or convertible security at the Effective Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of SVI Nevada.

         A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, stock purchase rights or convertible securities equal to the number of shares of SVI Nevada Common Stock so reserved immediately prior to the Effective Date of the Merger.

         3.4 SVI DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of Common Stock, $0.0001 par value, of SVI Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by SVI Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.5 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of SVI Nevada Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which such holders' shares of SVI Nevada Common Stock or Preferred Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of SVI Nevada Common Stock or Preferred Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, into which such shares of SVI Nevada Common Stock or Preferred Stock were converted in the Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock or Preferred Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing Common Stock or Preferred Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of SVI Nevada so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of SVI Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to SVI Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of SVI Delaware that such tax has been paid or is not payable.

         IV.  GENERAL

         4.1 COVENANTS OF SVI DELAWARE. SVI Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

         (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

         (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by SVI Delaware of all of the franchise tax liabilities of SVI Nevada; and

         (c) Take such other actions as may be required by the California General Corporation Law or the Nevada Corporation Law.

         4.2 FURTHER ASSURANCES. From time to time, as and when required by SVI Delaware or by its successors or assigns, there shall be executed and delivered on behalf of SVI Nevada such deeds and other instruments, and there shall be taken or caused to be taken by SVI Delaware and SVI Nevada such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by SVI Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SVI Nevada and otherwise to carry out the purposes of this Agreement, and the officers and directors of SVI Delaware are fully authorized in the name and on behalf of SVI Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.3 ABANDONMENT. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either SVI Nevada or SVI Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of SVI Nevada or by the sole stockholder of SVI Delaware, or by both.

         4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Nevada and Delaware, provided that an amendment made subsequent to the adoption and approval of this Agreement and the Merger by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement, if in the case of clause (2) or (3) such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

         4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 12707 High Bluff Drive, Suite 335, San Diego, California 92130, and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

         4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Nevada General Corporation Law.

         4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of SVI Delaware and SVI Nevada, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

SVI SOLUTIONS, INC.,
a Delaware corporation


By:   /s/ Thomas A. Dorosewicz
   ---------------------------------------------
Name:  Thomas A. Dorosewicz
     -------------------------------------------
Title: President and Chief Executive Officer
      ------------------------------------------

ATTEST:


By:  /s/ David L. Reese
   ---------------------------------------------
Name:  David L. Reese
     -------------------------------------------
Title:  Secretary
      ------------------------------------------

SVI HOLDINGS, INC.,
a Nevada corporation


By:  /s/ Barry M. Schechter
   ---------------------------------------------
Name:  Barry M. Schechter
     -------------------------------------------
Title:  Chairman of the Board of Directors
      ------------------------------------------

ATTEST:


By:  /s/ David L. Reese
   ---------------------------------------------
Name:  David L. Reese
     -------------------------------------------
Title:  Secretary
      ------------------------------------------